Exhibit 99.1

             Point Therapeutics Reports Third Quarter 2004 Results

     BOSTON--(BUSINESS WIRE)--Nov. 2, 2004--Point Therapeutics, Inc. (NASDAQ:
POTP) today reported results for the fiscal quarter and nine months ended September 30, 2004.
     During the third quarter of 2004, Point achieved the following key milestones:

     -- Continued enrollment of the Company's lead development compound, talabostat, in four Phase 2 clinical trials. The four Phase 2 trials involve subjects with:


          Advanced non-small cell lung cancer studying talabostat in combination with Taxotere(R);

          Advanced metastatic melanoma studying talabostat as a single agent;

          Advanced metastatic melanoma studying talabostat in combination with cisplatin; and

          Advanced chronic lymphocytic leukemia studying talabostat in combination with rituximab.

     -- Published in the August edition of Cancer Research a preclinical study confirming in vivo anti-tumor activity of talabostat.

     -- Announced two new preclinical programs in type 2 diabetes and vaccine adjuvants at the Company's Annual Meeting of Stockholders.

     -- Presented the Company's type 2 diabetes program at the Punk Ziegal Diabetes Symposium.

     "We continue to enroll subjects in our four Phase 2 clinical studies of talabostat and expect to report interim go/no-go results on at least one study in the fourth quarter of 2004. We were also pleased to announce two new preclinical programs in type 2 diabetes and vaccine adjuvants at our Annual Meeting of Stockholders this August," said Donald R. Kiepert, Jr., President and Chief Executive Officer of Point. "These new programs are a direct result of the knowledge and expertise that we have gained over the years in our dipeptidyl peptidase (DPP) inhibitor technology."
     In the third quarter of 2004, Point reported a net loss of $4,294,000 or $0.24 per share, compared with a net loss of $1,908,000, or $0.21 per share, in the third quarter of 2003. For the first nine months of 2004, Point reported a net loss of $10,437,000 or $0.61 per share compared with a net loss of $5,406,000 or $0.58 per share for the first nine months of 2003.
     Research and development expenses increased to $3,398,000 in the third quarter of 2004, from $1,304,000 in the third quarter of 2003. For the first nine months of 2004, research and development expenses increased to $7,629,000 from $3,844,000 for the first nine months of 2003. The increase in research and development costs resulted primarily from increased clinical and manufacturing costs related to the initiation and on-going expenses of the four Phase 2 talabostat clinical studies. General and administrative expenses increased to $942,000 in the third quarter of 2004 from $615,000 in the third quarter of 2004. For the first nine months of 2004, general and administrative costs increased to $2,907,000 from $1,711,000 for the first nine months of 2003. The increase in general and administrative expenses resulted primarily from increased investor relations activities, external legal and patent costs, and audit and other fees associated with complying with the new Sarbanes-Oxley Act requirements.
     Point's cash and investment balance as of September 30, 2004 was $17,969,000. On March 26, 2004, Point received $13,500,000 in gross proceeds relating to the sale of 3,000,000 shares of common stock in a private placement. Offsetting these proceeds were costs totaling approximately $1,500,000 relating to the sale and registration of the shares, resulting in net proceeds from the private placement of approximately $12,000,000. Interest income was $47,000 in the third quarter of 2004 compared to $11,000 in the third quarter of 2003. Interest income was $99,000 for the first nine months of 2004 compared to $53,000 for the first nine months of 2003. The increase in interest income for both the third quarter and the first nine months of 2004 was principally due to a higher average cash balance in 2004 compared to 2003.

     ABOUT POINT THERAPEUTICS, INC.:

     Point is a Boston-based biopharmaceutical company developing small molecule drugs for a variety of cancers, certain hematopoietic disorders, type 2 diabetes and as vaccine adjuvants. Our lead product candidate, talabostat (PT-100), is in Phase 2 clinical trials and is an orally-active small molecule which, through a novel mechanism of action, has the potential to inhibit the growth of malignant tumors and to reconstitute the hematopoietic system.
     In 2004, Point has initiated four Phase 2 clinical studies in three different tumor types. These studies include evaluating talabostat in combination with Taxotere(R) in advanced non-small cell lung cancer, as a single agent and in combination with cisplatin in advanced metastatic melanoma, and in combination with rituximab in subjects with advanced chronic lymphocytic leukemia. Point is also developing talabostat as a potential therapy for the treatment of hematopoietic disorders caused by chemotherapy treatments. Our portfolio also includes two compounds in preclinical development--PT-630 for type 2 diabetes, and PT-510 as a vaccine adjuvant.

     Certain statements contained herein are not strictly historical and are "forward looking" statements as defined in the Private Securities Litigation Reform Act of 1995. This information includes statements on the prospects for our drug development activities and results of operations based on our current expectations, such as statements regarding certain milestones with respect to our clinical program and our product candidates. Forward-looking statements are statements that are not historical facts, and can be identified by, among other things, the use of forward-looking language, such as "believes," "expects," "may," "will," "should," "seeks," "plans," "schedule to," "anticipates" or "intends" or the negative of those terms, or other variations of those terms of comparable language, or by discussions of strategy or intentions. A number of important factors could cause actual results to differ materially from those projected or suggested in the forward looking statement, including, but not limited to, the ability of Point to (i) successfully develop and manufacture products, (ii) obtain the necessary regulatory approvals, (iii) obtain external funding to finance the operations and (iv) obtain and enforce intellectual property rights, as well as the risk factors described in Point's Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on August 16, 2004, and from time to time in Point's other reports filed with the Securities and Exchange Commission.


                       POINT THERAPEUTICS, INC.
                     (A Development Stage Company)

                 CONSOLIDATED STATEMENTS OF OPERATIONS
                              (UNAUDITED)


                      Three months ended         Nine months  ended
                         September 30,             September  30,
                      2004         2003           2004         2003
                   ----------   ----------    ----------- ------------
REVENUES
 License revenue   $       -  $         -   $          -  $    96,150
 Sponsored
  research revenue         -            -              -            -
                   ---------- ------------  ------------- ------------
    Total revenues         -            -              -       96,150
                   ---------- ------------  ------------- ------------
OPERATING EXPENSES
 Research and
  development      3,398,493    1,303,898      7,628,886    3,844,183
 General and
  administrative     941,920      615,141      2,906,753    1,711,027
                   ---------- ------------  ------------- ------------
Total operating
 expenses          4,340,413    1,919,039     10,535,639    5,555,210
                   ---------- ------------  ------------- ------------
Net loss from
 operations       (4,340,413)  (1,919,039)   (10,535,639)  (5,459,060)
                   ---------- ------------  ------------- ------------
Interest income       46,530       11,069         98,919       53,378
Interest expense           -            -              -            -
                   ---------- ------------  ------------- ------------
Net loss         $(4,293,883) $(1,907,970)  $(10,436,720) $(5,405,682)
                   ========== ============  ============= ============
Basic and diluted
 net loss per
 common share      $   (0.24) $     (0.21)  $      (0.61) $     (0.58)
                   ========== ============  ============= ============
Basic and diluted
 weighted average
 common shares
 outstanding      18,254,331    9,275,755     17,207,162    9,275,755
                  =========== ============  ============= ============


                                       Period from
                                    September 3, 1996
                                   (date of inception)
                                         through
                                      September 30,
                                            2004
                       ----------------------------
REVENUES
 License revenue      $                  5,115,041
 Sponsored
  research revenue                       2,400,000
                       ----------------------------
     Total revenues                      7,515,041
                       ----------------------------
OPERATING EXPENSES
 Research and
  development                           28,528,036
 General and
  administrative                        14,958,866
                       ----------------------------
Total operating
 expenses                               43,486,902
                       ----------------------------
Net loss from
 operations                            (35,971,861)
                       ----------------------------
Interest income                          1,081,431
Interest expense                           (82,652)
                       ----------------------------
Net loss              $                (34,973,082)
                       ============================


                       POINT THERAPEUTICS, INC.
                     (A Development Stage Company)
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                              (UNAUDITED)

                                         September 30,    December 31,
                                             2004            2003
                                         ------------    -------------
ASSETS
Cash, cash equivalents and marketable
 securities                              $17,969,120      $14,142,272
Property and equipment, net                  220,692          243,056
Other assets                                 516,657          451,314
                                         ------------    -------------

Total assets                             $18,706,469      $14,836,642
                                         ============    =============



LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities                       $2,329,111         $928,232
Other liabilities                             47,604           52,367
Total stockholders' equity                16,329,754       13,856,043
                                         ------------    -------------

Total liabilities and stockholders'
 equity                                  $18,706,469      $14,836,642
                                         ============    =============


     CONTACT: Point Therapeutics, Inc.
              Richard N. Small, 617-933-2136
              or
              Investor Relations:
              The Trout Group
              Ritu Baral, 212-477-9007 ext. 25